                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A
                 Amendment No. 1 to Current Report on Form 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 March 14, 1996
                       (Date of Earliest Event reported)


                           SHERIDAN HEALTHCARE, INC.
               (Exact name of registrant as specified in charter)


         DELAWARE                     0-26806                  04-3252967
(State or other jurisdiction (Commission File Number) (IRS Employer ID Number) of incorporation)


                              4651 SHERIDAN STREET
                                   SUITE 400
                           HOLLYWOOD, FLORIDA  33021
          (Address of principal executive offices, including zip code)


                                  954/987-5822
              (Registrant's telephone number, including area code)


   There are 50 pages in this Report. There are no exhibits to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

       (a) Financial Statements of Businesses Acquired:
                                                                                          Page No.
           Neonatology Certified, Inc. and Children's Hospital Services, Inc.:
            Independent Auditor's Report.................................................     3
            Combining Balance Sheets as of December 31, 1995 and 1994....................     4
            Combining Statements of Operations for the Years Ended
             December 31, 1995 and 1994..................................................     6
            Combining Statements of Stockholders' Equity (Deficit)
             for the Years Ended December 31, 1995 and 1994..............................     8
            Combining Statements of Cash Flows for the Years Ended
             December 31, 1995 and 1994..................................................    12
            Notes to Combining Financial Statements......................................    15

           Rosenbaum, Weitz and Ritter, M.D., P.A.:
            Report of Independent Certified Public Accountants...........................    22
            Balance Sheets as of September 30, 1995 and 1994.............................    23
            Statements of Operations for the Years Ended September 30, 1995 and 1994.....    24
            Statements of Stockholders' Equity for the Years Ended
             September 30, 1995 and 1994.................................................    25
            Statements of Cash Flows for the Years Ended September 30, 1995 and 1994.....    26
            Notes to Financial Statements................................................    27

           Norman B. Gaylis M.D., P.A.:
            Report of Independent Certified Public Accountants...........................    33
            Balance Sheets as of December 31, 1995 and 1994..............................    34
            Statements of Operations for the Years Ended December 31, 1995 and 1994......    35
            Statements of Stockholder's Equity for the Years Ended
             December 31, 1995 and 1994..................................................    36
            Statements of Cash Flows for the Years Ended December 31, 1995 and 1994......    37
            Notes to Financial Statements................................................    38

       (b) Pro Forma Financial Information:

           Introduction to Unaudited Pro Forma Consolidated Financial Statements.........    43
           Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1995........    45
           Notes to Unaudited Pro Forma Consolidated Balance Sheet.......................    46
           Unaudited Pro Forma Consolidated Statement of Operations for the
            Year Ended December 31, 1995.................................................    47
           Notes to Unaudited Pro Forma Consolidated Statement of Operations.............    48

                           MCGLADREY & PULLEN, LLP
                CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                          Independent Auditor's Report


To the Boards of Directors
Neonatology Certified, Inc.
Children's Hospital Services, Inc.
Plantation, Florida

We have audited the accompanying combining balance sheets of Neonatology Certified, Inc. and Children's Hospital Services, Inc. as of December 31, 1995 and 1994, and the related combining statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combining financial statements referred to above present fairly, in all material respects, the financial position of Neonatology Certified, Inc. and Children's Hospital Services, Inc. as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                     /s/ McGladrey & Pullen, LLP



Fort Lauderdale, Florida
February 19, 1996

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING BALANCE SHEET
DECEMBER 31, 1995



                                                                         CHILDREN'S
                                                    NEONATOLOGY           HOSPITAL
ASSETS                                            CERTIFIED, INC.      SERVICES, INC.     ELIMINATIONS         COMBINED
- --------------------------------------------------------------------------------------------------------------------------
Current Assets
  Cash                                             $   232,579          $    6,373         $       -          $   238,952
  Accounts receivable, less allowances
    of $1,572,886 and $299,806;
    respectively (Note 2)                            1,458,078             508,183                 -            1,966,261
  Other receivables                                     43,054               2,195                 -               45,249
  Due from affiliates                                  454,375                  -             454,375                  -
  Other assets                                          37,838              34,982                 -               72,820
                                                   ----------------------------------------------------------------------
        TOTAL CURRENT ASSETS                         2,225,924             551,733            454,375           2,323,282
                                                   ----------------------------------------------------------------------
Furniture and equipment
  Machinery and equipment                               81,288                  -                  -               81,288
  Computers                                             20,744               2,500                 -               23,244
  Furniture and fixtures                               143,237                  -                  -              143,237
  Leasehold improvements                                 3,599                  -                  -                3,599
                                                   ----------------------------------------------------------------------
                                                       248,868               2,500                 -              251,368
  Less accumulated depreciation                       (167,385)               (500)                              (167,885)
                                                   ----------------------------------------------------------------------
                                                        81,483               2,000                 -               83,483
                                                   ----------------------------------------------------------------------
                                                   $ 2,307,407          $  553,733         $ (454,375)        $ 2,406,765
                                                   ======================================================================

LIABILITIES AND
STOCKHOLDERS' (DEFICIT)
Current Liabilities
  Note payable to bank (Note 2)                    $   332,000          $       -          $       -          $   332,000
  Accounts payable                                      40,281               3,075                 -               43,356
  Due to affiliates                                         -              454,375           (454,375)                 -
  Accrued expenses                                     433,123             285,194                 -              718,317
  Other liabilities                                    396,299              94,512                 -              490,811
                                                   ----------------------------------------------------------------------
        TOTAL CURRENT LIABILITIES                    1,201,703             837,156           (454,375)          1,584,484
                                                   ----------------------------------------------------------------------
Termination benefits (Note 6)                        1,485,000                  -                  -            1,485,000
                                                   ----------------------------------------------------------------------
Commitments and contingencies
  (Notes 6, 7, 8 and 9)
Stockholders' (deficit)
  Common stock                                           1,072                 775                 -                1,847
  Receivable for common stock                         (108,584)                 -                  -             (108,584)
  Additional paid-in capital                           114,393              18,000                 -              132,393
  Accumulated (deficit) (Note 6)                      (386,177)           (302,198)                -             (688,375)
                                                   ----------------------------------------------------------------------
                                                      (379,296)           (283,423)                -             (662,719)
                                                   ----------------------------------------------------------------------
                                                   $ 2,307,407          $  553,733         $ (454,375)        $ 2,406,765
                                                   ======================================================================

See Notes to Combining Financial Statements.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING BALANCE SHEET
DECEMBER 31, 1994


                                                                         CHILDREN'S
                                                       NEONATOLOGY        HOSPITAL
ASSETS                                               CERTIFIED, INC.   SERVICES, INC.   ELIMINATIONS        COMBINED
- ----------------------------------------------------------------------------------------------------------------------
Current Assets
  Cash                                                 $        -         $  82,341      $       -        $    82,341
  Accounts receivable, less allowances
    of $1,435,908 and $229,679; respectively             1,254,828          469,604              -          1,724,432
  Other receivables                                         55,091           35,303              -             90,394
  Due from affiliates                                      481,864              101        (481,864)              101
  Other assets                                              32,042            9,292              -             41,334
                                                       --------------------------------------------------------------
        TOTAL CURRENT ASSETS                             1,823,825          596,641        (481,864)        1,938,602
                                                       --------------------------------------------------------------
Furniture and Equipment
  Machinery and equipment                                   93,608               -               -             93,608
  Computers                                                154,207               -               -            154,207
  Furniture and fixtures                                    21,368               -               -             21,368
                                                       --------------------------------------------------------------
                                                           269,183               -               -            269,183
  Less accumulated depreciation                           (185,547)              -               -           (185,547)
                                                       --------------------------------------------------------------
                                                            83,636               -               -             83,636
                                                       --------------------------------------------------------------
                                                       $ 1,907,461        $ 596,641      $ (481,864)      $ 2,022,238
                                                       ==============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Excess of outstanding checks over bank balances      $   185,063        $      -       $       -            185,063
  Accounts payable                                          50,001            5,713              -             55,714
  Due to affiliates                                             -           481,864        (481,864)               -
  Accrued expenses                                          45,633           23,830              -             69,463
  Other liabilities                                        230,167           32,685              -            262,852
                                                       --------------------------------------------------------------
        TOTAL CURRENT LIABILITIES                          510,864          544,092        (481,864)          573,092
                                                       --------------------------------------------------------------
Termination Benefits (Note 6)                            1,320,000               -               -          1,320,000
                                                       --------------------------------------------------------------
Commitments and Contingencies
  (Notes 6, 7, 8 and 9)
Stockholders' Equity
  Common stock                                               1,103              950              -              2,053
  Additional paid-in capital                                 5,962           18,000              -             23,962
  Accumulated earnings (Note 6)                             69,532           33,599              -            103,131
                                                       --------------------------------------------------------------
                                                            76,597           52,549              -            129,146
                                                       --------------------------------------------------------------
                                                       $ 1,907,461        $ 596,641      $ (481,864)      $ 2,022,238
                                                       ==============================================================

See Notes to Combining Financial Statements.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995


                                                                       CHILDREN'S
                                                    NEONATOLOGY         HOSPITAL
                                                  CERTIFIED, INC.    SERVICES, INC.   ELIMINATIONS       COMBINED
- -------------------------------------------------------------------------------------------------------------------
Revenue:
  Fee revenue, net                                 $  7,017,905       $ 2,017,470      $       -      $  9,035,375
  Directorship fees                                     156,583            50,000              -           206,583
  Income from hospitals                                  39,225           532,792              -           572,017
  Management fees                                       336,000                -         (336,000)              -
  Billing services income                               153,132                -         (153,132)              -
  Other income                                            6,071             9,486              -            15,557
                                                   ---------------------------------------------------------------
                                                      7,708,916         2,609,748        (489,132)       9,829,532
                                                   ---------------------------------------------------------------

Operating expenses:
  Base physician compensation                         2,855,080         1,989,041              -         4,844,121
  Termination benefit expense                           365,000                -               -           365,000
  Physician benefits                                    191,880           216,645              -           408,525
  Compensation, other                                 1,905,482             2,232              -         1,907,714
  Benefits, other                                       412,952             8,668              -           421,620
  Insurance                                             390,891           112,906              -           503,797
  Travel, seminars and meetings                          18,604             5,759              -            24,363
  Rent                                                   78,196                -               -            78,196
  Utilities                                              66,672             2,485              -            69,157
  Office supplies and postage                            78,873             1,417              -            80,290
  Dues and subscriptions                                 25,728            10,101              -            35,829
  Management services cost                                   -            336,000        (336,000)              -
  Billing services cost                                      -            153,132        (153,132)              -
  Legal and accounting                                  200,327            17,792              -           218,119
  Depreciation and amortization                          42,445               622              -            43,067
  Other operating expenses                              164,033            46,374              -           210,407
                                                   ---------------------------------------------------------------
                                                      6,796,163         2,903,174        (489,132)       9,210,205
                                                   ---------------------------------------------------------------
        OPERATING INCOME (LOSS)                         912,753          (293,426)             -           619,327
                                                   ---------------------------------------------------------------
Other income (expense):
  Compensation to physicians over base               (1,232,160)                               -        (1,232,160)
  Interest income                                         5,948               983              -             6,931
  Interest expense                                      (11,846)                               -           (11,846)
                                                   ---------------------------------------------------------------
                                                     (1,238,058)              983              -        (1,237,075)
                                                   ---------------------------------------------------------------
        NET (LOSS)                                 $   (325,305)      $  (292,443)     $       -      $   (617,748)
                                                   ===============================================================


See Notes to Combining Financial Statements.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1994


                                                                CHILDREN'S
                                            NEONATOLOGY          HOSPITAL
                                           CERTIFIED, INC.    SERVICES, INC.   ELIMINATIONS       COMBINED
- ------------------------------------------------------------------------------------------------------------
Revenue:
  Fee revenue, net                          $  6,431,655       $ 1,716,092     $       -       $  8,147,747
  Directorship fees                              136,000            50,000             -            186,000
  Income from hospitals                           52,220           623,860             -            676,080
  Management fees                                336,000                -        (336,000)               -
  Billing services income                        181,707                -        (134,304)           47,403
  Other income                                    11,355            (1,045)            -             10,310
                                            ---------------------------------------------------------------
                                               7,148,937         2,388,907       (470,304)        9,067,540
                                            ---------------------------------------------------------------

Operating expenses:
  Base physician compensation                  2,150,476         1,636,090             -          3,786,566
  Termination benefit expense                    105,000                -              -            105,000
  Physician benefits                             213,920           144,024             -            357,944
  Compensation, other                          1,220,410            20,710             -          1,241,120
  Benefits, other                                288,901             6,085             -            294,986
  Insurance                                      404,464            57,306             -            461,770
  Travel, seminars and meetings                   17,882            25,205             -             43,087
  Rent                                            47,200                -              -             47,200
  Utilities                                       54,751               729             -             55,480
  Office supplies and postage                     64,600            16,942             -             81,542
  Dues and subscriptions                          19,057             1,829             -             20,886
  Management services cost                            -            336,000       (336,000)               -
  Billing services cost                               -            134,304       (134,304)               -
  Legal and accounting                            65,124             6,719             -             71,843
  Depreciation and amortization                   39,291               122             -             39,413
  Other operating expenses                       101,793             8,804             -            110,597
                                            ---------------------------------------------------------------
                                               4,792,869         2,394,869       (470,304)        6,717,434
                                            ---------------------------------------------------------------
    OPERATING INCOME (LOSS)                    2,356,068            (5,962)            -          2,350,106
                                            ---------------------------------------------------------------
Other income (expense):
  Compensation to physicians over base        (2,219,487)               -              -         (2,219,487)
  Interest income                                  5,497             3,404             -              8,901
  Interest expense                                   (29)             (879)            -               (908)
                                            ---------------------------------------------------------------
                                              (2,214,019)            2,525             -         (2,211,494)
                                            ---------------------------------------------------------------

    INCOME (LOSS) BEFORE PROVISION
      FOR INCOME TAXES                           142,049            (3,437)            -            138,612
  Provision for income taxes (Note 5)              1,222             1,871             -              3,093
                                            ---------------------------------------------------------------
        NET INCOME (LOSS)                   $    140,827       $    (5,308)    $       -       $    135,519
                                            ===============================================================


See Notes to Combining Financial Statements.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING STATEMENT OF STOCKHOLDERS' (DEFICIT)
YEAR ENDED DECEMBER 31, 1995


                                                                                               RECEIVABLE FOR
                                                       COMMON STOCK                             COMMON STOCK
                                            -----------------------------------------------------------------------------
                                                                  CHILDREN'S                               CHILDREN'S
                                               NEONATOLOGY         HOSPITAL              NEONATOLOGY        HOSPITAL
                                             CERTIFIED, INC.     SERVICES, INC.         CERTIFIED, INC.   SERVICES, INC.
- -------------------------------------------------------------------------------------------------------------------------
Par value $.10 per share, 11,029 shares
  authorized, 11,028 shares issued               $ 1,103            $     -                $       -          $    -
Par value $1 per share, 5,000 shares
  authorized, 950 issued                              -                  950                       -               -
                                                 ---------------------------------------------------------------------
Balance, December 31, 1994                         1,103                 950                       -               -
  Reacquisition of 1,840 shares of
    common stock, par value $.10 per share          (184)                 -                        -               -
  Reacquisition of 175 shares of
    common stock, par value $1 per share              -                 (175)                      -               -
  Issuance of 1,530 shares of common
    stock, par value $.10 per share                  153                  -                  (108,584)             -
  Net (loss)                                          -                   -                        -               -
                                                 ---------------------------------------------------------------------
Balance, December 31, 1995                       $ 1,072            $    775               $ (108,584)             -
                                                 =====================================================================


See Notes to Combining Financial Statements.

    ADDITIONAL PAID-IN CAPITAL               ACCUMULATED EARNINGS (DEFICIT)
- -------------------------------------------------------------------------------
                       CHILDREN'S                                  CHILDREN'S
  NEONATOLOGY           HOSPITAL            NEONATOLOGY             HOSPITAL
 CERTIFIED, INC.      SERVICES, INC.       CERTIFIED, INC.       SERVICES, INC.      ELIMINATIONS         COMBINED
- -------------------------------------------------------------------------------------------------------------------
   $   5,962            $     -              $   69,532           $       -             $    -          $   76,597

          -               18,000                     -                33,599                 -              52,549
   ---------------------------------------------------------------------------------------------------------------
       5,962              18,000                 69,532               33,599                 -             129,146

          -                   -                (130,404)                  -                  -            (130,588)

          -                   -                      -               (43,354)                -             (43,529)

     108,431                  -                      -                    -                  -                  -

          -                   -                (325,305)            (292,443)                -            (617,748)
   ---------------------------------------------------------------------------------------------------------------
   $ 114,393            $ 18,000             $ (386,177)          $ (302,198)           $    -          $ (662,719)
   ===============================================================================================================

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1994


                                                        COMMON STOCK                        ADDITIONAL PAID-IN CAPITAL
                                           ------------------------------------------------------------------------------------
                                                                    CHILDREN'S                                    CHILDREN'S
                                            NEONATOLOGY              HOSPITAL             NEONATOLOGY              HOSPITAL
                                           CERTIFIED, INC.        SERVICES, INC.         CERTIFIED, INC.         SERVICES, INC.
- -------------------------------------------------------------------------------------------------------------------------------
Par value $.10 per share, 11,029 shares
  authorized, 11,028 shares issued           $  1,103                $     -                 $  5,962              $      -
Par value $1 per share, 5,000 shares
  authorized, 950 shares issued                    -                      950                      -                  18,000
                                             -------------------------------------------------------------------------------
Balance, December 31, 1993                      1,103                     950                   5,962                 18,000
  Net income (loss)                                -                       -                       -                      -
                                             -------------------------------------------------------------------------------
Balance, December 31, 1994                   $  1,103                $    950                $  5,962              $  18,000
                                             ===============================================================================


See Notes to Combining Financial Statements.

    ACCUMULATED EARNINGS (DEFICIT)
- --------------------------------------
                         CHILDREN'S
 NEONATOLOGY              HOSPITAL
CERTIFIED, INC.         SERVICES, INC.         ELIMINATIONS         COMBINED
- -----------------------------------------------------------------------------
$  (71,295)              $       -             $       -          $  (64,230)


        -                    38,907                    -              57,857
- ----------------------------------------------------------------------------
   (71,295)                  38,907                    -              (6,373)
   140,827                   (5,308)                   -             135,519
- ----------------------------------------------------------------------------
$   69,532               $   33,599            $       -          $  129,146
============================================================================

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995


                                                                    CHILDREN'S
                                                   NEONATOLOGY       HOSPITAL
                                                 CERTIFIED, INC.   SERVICES, INC.   ELIMINATIONS       COMBINED
- ----------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net (loss)                                       $ (325,305)      $ (292,443)       $      -       $ (617,748)
  Adjustments to reconcile net (loss)
    to net cash provided by (used in)
    operating activities:
    Depreciation                                       42,445              500               -           42,945
    Amortization                                           -               122               -              122
    Loss on disposition of furniture
      and equipment                                     1,426               -                -            1,426

    Increase (decrease) in:
      Accounts receivable                            (203,250)         (38,579)              -         (241,829)
      Due from affiliates and other receivables        39,526           33,209          (27,489)         45,246
    Increase (decrease) in:
      Accounts payable and other liabilities          156,412           59,189               -          215,601
      Accrued expenses                                387,490          261,364               -          648,854
      Due to affiliates                                    -           (27,489)         (27,489)
      Termination benefits                            165,000               -                -          165,000
                                                   ------------------------------------------------------------
          NET CASH PROVIDED BY (USED IN)
          OPERATING ACTIVITIES                        263,744           (4,127)              -          259,617
                                                   ------------------------------------------------------------
Cash flows from investing activities
  Purchase of furniture and equipment                 (41,718)          (2,500)              -          (44,218)
  (Increase) in other assets                           (5,796)         (25,812)              -          (31,608)
                                                   ------------------------------------------------------------
          NET CASH (USED IN)
          INVESTING ACTIVITIES                        (47,514)         (28,312)              -          (75,826)
                                                   ------------------------------------------------------------
Cash Flows From Financing Activities
  (Decrease) in excess of outstanding
    checks over bank balance                         (185,063)              -                -         (185,063)
  Proceeds from short-term borrowings                 636,000               -                -          636,000
  Repayments on short-term borrowings                (304,000)              -                -         (304,000)
  Reacquisition of common stock                      (130,588)         (43,529)              -         (174,117)
                                                   ------------------------------------------------------------
          NET CASH PROVIDED BY (USED IN)
          FINANCING ACTIVITIES                         16,349          (43,529)              -          (27,180)
                                                   ------------------------------------------------------------


                                 (CONTINUED)

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING STATEMENT OF CASH FLOWS (CONTINUED)
YEAR ENDED DECEMBER 31, 1995

                                                                CHILDREN'S
                                           NEONATOLOGY           HOSPITAL
                                          CERTIFIED, INC.      SERVICES, INC.        ELIMINATIONS        COMBINED
- ------------------------------------------------------------------------------------------------------------------
        NET INCREASE (DECREASE)
        IN CASH                              $ 232,579           $ (75,968)          $       -           $ 156,611

Cash:
 Beginning                                          -               82,341                   -              82,341
                                             ---------------------------------------------------------------------
 Ending                                      $ 232,579           $   6,373           $       -           $ 238,952
                                             =====================================================================

Supplemental Disclosures of Cash
  Flow Information
  Cash Payments for Interest                 $  11,846           $      -            $       -           $  11,846
                                             =====================================================================

Supplemental Schedule of Noncash
  Investing and Financing Activities
  Receivable for common stock                $ 108,584           $      -            $       -           $ 108,584
                                             =====================================================================



SEE NOTES TO COMBINING FINANCIAL STATEMENTS.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

COMBINING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1994

                                                                    CHILDREN'S
                                              NEONATOLOGY            HOSPITAL
                                            CERTIFIED, INC.        SERVICES, INC.       ELIMINATIONS       COMBINED
- --------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income (loss)                             $  140,827          $   (5,308)          $       -        $  135,519
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Depreciation                                    39,291                  -                    -            39,291
    Amortization                                        -                  122                   -               122
    Equity in earnings of investee                      -                  (34)                  -               (34)
    Loss on disposition of furniture
      and equipment                                    315                  -                    -               315
  Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts receivable                           38,819            (283,408)                  -          (244,589)
      Due from affiliates and other
        receivables                               (454,669)             (6,188)             429,093          (31,764)
      Increase (decrease) in:
        Accounts payable and other
          liabilities                              201,200              32,063                   -           233,263
        Accrued expenses                           (31,464)            (70,879)                  -          (102,343)
        Due to affiliates                                              429,093             (429,093)              -
        Termination benefits                       105,000                  -                    -           105,000
                                                --------------------------------------------------------------------
        NET CASH PROVIDED BY
        OPERATING ACTIVITIES                        39,319              95,461                   -           134,780
                                                --------------------------------------------------------------------
Cash Flows From Investing Activities
  Purchase of furniture and equipment              (45,864)                 -                    -           (45,864)
  (Increase) decrease in other assets              (21,920)              1,404                   -           (20,516)
                                                --------------------------------------------------------------------
        NET CASH PROVIDED BY
        (USED IN) INVESTING ACTIVITIES             (67,784)              1,404                   -           (66,380)
                                                --------------------------------------------------------------------
Cash Flows Provided By (Used In)
  Financing Activities
  Increase (decrease) in excess of
    outstanding checks over bank balance            28,465             (14,524)                  -            13,941
                                                --------------------------------------------------------------------
        NET INCREASE IN CASH                            -               82,341                   -            82,341
Cash:
  Beginning                                             -                   -                    -                -
                                                --------------------------------------------------------------------
  Ending                                        $       -           $   82,341           $       -        $   82,341
                                                ====================================================================

Supplemental Disclosures of Cash Flow
  Information
  Cash payments for interest                    $       29          $      724           $       -        $      753
                                                ====================================================================

See Notes to Combining Financial Statements.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

NOTES TO COMBINING FINANCIAL STATEMENTS



NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: Neonatology Certified, Inc. and Children's Hospital Services, Inc. provide neonatology and pediatric services as hospital-based physicians in Florida and Virginia.

A summary of the Companies' significant accounting policies follows:

Principles of combination: All material balances and transactions between Companies enterprises have been eliminated in combination.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash: The Companies maintain their cash in bank deposit accounts, which, at times, may exceed federally-insured limits. The Companies have not experienced any losses in such accounts. The Companies believe they are not exposed to any significant credit risk on cash.

Furniture and equipment: Furniture and equipment is stated at cost. Depreciation is primarily computed based on an accelerated method over the following estimated useful lives of the assets:

                                               Years
                                               -----
Machinery and equipment                        5 - 7

Computers                                        5
Furniture and fixtures                           7


Amortization of leasehold improvements is provided for based on an accelerated method over the shorter of the useful lives or the terms of the leases.

Patient service revenue: Patient service revenue is recorded at the Companies established rates with contractual adjustments, bad debt allowances and discounts deducted to arrive at net fee revenue.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforward. Deferred tax liabilities are recognized for taxable temporary difference. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of December 31, 1995 and 1994, there were no material temporary differences for Neonatology Certified, Inc. and Children's Hospital Services, Inc.

Reclassifications: Certain reclassifications have been made to the 1994 financial statements to conform with the 1995 presentation.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

NOTES TO COMBINING FINANCIAL STATEMENTS



NOTE 2.  NOTE PAYABLE TO BANK

Neonatology Certified, Inc. has a short-term nonrevolving credit agreement which expires April 26, 1996. The agreement permits maximum borrowings of $500,000. Borrowings under the agreement bear interest at 0.75% over the financial institution's prime rate (8.5% as of December 31, 1995) and are collateralized by accounts receivable.

NOTE 3.  RELATED PARTY TRANSACTIONS

Advances between the Companies were made during 1995 and 1994 in order to meet cash flow requirements. Such advances are noninterest-bearing.

NOTE 4.  PROFIT-SHARING PLAN

Effective January 1, 1995, the Companies adopted a 401(k) profit-sharing plan. The plan covers employees over 21 years of age who have completed one year of service. Eligible participants are able to contribute up to 15% of their compensation with the companies matching 50% of the first 7% of the participant's contribution. No match is made by the Companies for nonstockholder physicians. Profit-sharing contributions are made to the plan at the discretion of the Boards of Directors, subject to certain limitations established by plan documents. Profit-sharing and matching contributions vest based on years of service as follows:

Years of Service                                   Vesting
- -----------------------------------------------------------
Less than 2 years                                      0%
2                                                     20%
3                                                     40%
4                                                     60%
5                                                     80%
6 and thereafter                                     100%


Amounts contributed to the plan by Neonatology Certified, Inc. and Children's Hospital Services, Inc. were $171,833 and $30,015, respectively, for the year ended December 31, 1995.

During 1994, the Companies participated in a profit-sharing plan which covered employees over 21 years of age who had completed two years of service. Contributions were made to the plan at the discretion of the Boards of Directors, subject to certain limitations established by plan documents. Amounts contributed to the plan by Neonatology Certified, Inc. were $397,253 for the year ended December 31, 1994. No amounts were contributed by Children's Hospital Services, Inc. during 1994 since their employees were not eligible.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

NOTES TO COMBINING FINANCIAL STATEMENTS



NOTE 5.  INCOME TAX MATTERS

Temporary differences arise because the financial statements are prepared on an accrual basis that recognizes income when services are performed; whereas for income tax reporting, income is recognized when collections are made. Neonatology Certified, Inc. has not provided deferred taxes for these temporary differences because all differences giving rise to future net taxable amounts will be offset by the Company's contractual obligation to pay out taxable net income to the applicable physician employees when collected.

No income tax provision was recognized in 1995 by Neonatology Certified, Inc. and Children's Hospital Services, Inc. due to reported losses.

The income tax provision in 1994 vary from the statutory rate due to differences between the cash basis and accrual basis of accounting (as described above), nondeductible meals and entertainment, and charitable contributions.

NOTE 6.  COMMITMENTS

Hospital service contracts: Neonatology Certified, Inc. and Children's Hospital Services, Inc. provide all medical services under service contracts with eight and six hospitals, respectively. Under the contracts' provisions, the affiliated companies provide exclusive physician and directorship services for neonatal and pediatric hospital units. Fees for professional services rendered to hospital patients are billed and collected by the companies.

The contracts, which provide for renewal, have been established for terms expiring through March 31, 1997 for Neonatology Certified, Inc. and terms expiring through November 1, 1997 for Children's Hospital Services, Inc. Hospital contracts may be terminated with cause or by mutual agreement upon adequate notice.

Employment contracts and termination benefits: Neonatology Certified, Inc. employs neonatologists under employment contracts which for certain physicians (stockholder physicians) provide for distribution of the Company's taxable income on a monthly basis. The applicable physician's share varies based on experience and level of responsibility. The contracts automatically renew annually and may be terminated immediately with cause or with 120-days notice without cause. Stockholder physicians with over five years of service are entitled to termination benefits between $75,000 and $150,000 based on length of employment. Termination benefits are payable over a 36-month period commencing one month after death, disability or termination without cause. Physicians' termination benefits were accrued to the extent benefits had vested through October 31, 1995, at which time the termination benefits were frozen.

Children's Hospital Services, Inc. employs pediatricians under one-year employment contracts. These contracts automatically renew annually and may be terminated immediately with cause or with 120-days notice without cause.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

NOTES TO COMBINING FINANCIAL STATEMENTS



NOTE 6.  COMMITMENTS (CONTINUED)

As discussed in Note 1, the financial statements are prepared on an accrual basis which recognizes income when services are performed; whereas, for income tax reporting, income is recognized when collections are made. In accordance with the employment contracts, net income will be paid out to its applicable physician employees when collected. No accrual has been made for this commitment; however, accumulated earnings and future case collections (as defined) are restricted for this purpose.

Management services: Neonatology Certified, Inc. provides management and billing services for Children's Hospital Services, Inc. The following amounts have been recorded as income and expense by the respective companies for the years ended December 31, 1995 and 1994:

                                                      1995           1994
                                                   ------------------------
Management fees                                    $ 336,000      $ 336,000

Billing services                                     153,133        134,304
                                                   ------------------------
                                                   $ 489,133      $ 470,304
                                                   ========================


Management fees are based on a monthly fee of $28,000. Billing services are charged based on a percentage of net fee collections. No formal arrangement or commitment exists for such management fees or billing services.

NOTE 7.  CONTINGENCIES

Employee health insurance: The Companies are self insured for employee health benefits. The plan has a stop-loss insurance contract which limits the Companies liability on paid claims to $20,000 for each covered participant. Aggregate stop-loss coverage which varies based on the number of participants, limits aggregate losses to approximately $300,000 and $252,000 as of December 31, 1995 and 1994, respectively. Each entity pays for its employees' share of monthly premiums as well as actual claims incurred. Amounts charged to expense for health claims incurred are as follows:


                                                      1995            1994
                                                   -------------------------
Neonatology Certified, Inc.                        $ 303,649     $   210,374

Children's Hospital Services, Inc.                    63,130          54,493
                                                   -------------------------
                                                   $ 366,779     $   264,867
                                                   =========================


Malpractice litigation: In the ordinary course of providing physician services, the Company and its physician employees have been subjected to various lawsuits, the outcome of which cannot currently be determined. The Company carries malpractice insurance to provide for such matters, but there can be no assurances that judgments or settlements, if any, will be less than existing insurance limits. Based on an assessment of the individual cases and the Company's past successful history in previous litigation, management believes that the outcome of these matters will not have a material adverse effect on the financial statements, and intends to vigorously contest these matters.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

NOTES TO COMBINING FINANCIAL STATEMENTS



NOTE 7.  CONTINGENCIES (CONTINUED)

Lawsuit: The Companies are currently being sued by a former officer on various compensation and benefits issues in connection with his termination effective January 10, 1996. Management believes that the outcome of this case will not have a material adverse effect on the financial statements, and intends to vigorously contest this matter.

NOTE 8.  MEDICAL MALPRACTICE INSURANCE

The Companies and each of their employee physicians are covered by professional liability insurance primarily on a claims-made basis. During the years ended December 31, 1995 and 1994, each physician's per claim coverage amounted to $1,000,000 with an aggregate maximum annual coverage of $3,000,000. The Companies' coverage is $500,000 per claim with an aggregate maximum annual coverage of $1,500,000. As discussed in note 7, it is the opinion of management and legal counsel that such coverage is sufficient to cover all claims.

NOTE 9.  OPERATING LEASE

The Companies lease their corporate and administrative offices under a noncancelable lease which expires in March 2000. The lease contains an option to renew for five years. The Companies also lease various equipment under operating leases expiring at various dates through June 1999.

As of December 31, 1995, the Companies' minimum annual lease commitments under all noncancelable operating leases are as follows:

Year Ending
December 31,                                                          Amount
- -----------------------------------------------------------------------------
 1996                                                               $ 126,422

 1997                                                                 128,904

 1998                                                                 128,007

 1999                                                                 122,411

 2000                                                                  59,688
                                                                    ---------
                                                                    $ 565,432
                                                                    =========


Total rent expense for all operating leases was $88,770 and $55,868 in 1995 and 1994, respectively.

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

NOTES TO COMBINING FINANCIAL STATEMENTS



NOTE 10.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash, accounts and other receivables, excess of outstanding checks over bank balances, due from affiliates, accounts payable, due to affiliates: The carrying amounts approximate fair value because of the short maturity of those instruments.

Note payable to bank: The carrying amount approximates fair value because the instrument bears interest at a floating market rate.

The estimated fair values of the Companies' financial instruments as of December 31, 1995 and 1994 are as follows:

                                                  1995                          1994
                                      ----------------------------------------------------------
                                       CARRYING          FAIR          Carrying          Fair
NEONATOLOGY CERTIFIED, INC.             AMOUNT           VALUE          Amount           Value
- ------------------------------------------------------------------------------------------------
Cash                                 $  232,579      $  232,579     $        -       $       -

Accounts and other receivables        1,501,132       1,501,132       1,309,919       1,309,919

Due from affiliates                     454,375         454,375         481,864         481,864

Note payable to bank                    332,000         332,000              -               -

Accounts payable                         40,281          40,281          50,001          50,001



                                                  1995                          1994
                                      ----------------------------------------------------------
                                       CARRYING          FAIR          Carrying          Fair
CHILDREN'S HOSPITAL SERVICES, INC.      AMOUNT           VALUE          Amount           Value
- ------------------------------------------------------------------------------------------------
Cash                                   $  6,373        $  6,373        $ 82,341        $ 82,341

Accounts and other receivables          510,378         510,378         504,907         504,907

Excess of outstanding checks over
  bank balances                              -               -          185,063         185,063

Accounts payable                          3,075           3,075           5,713           5,713

Due to affiliates                       454,375         454,375         481,864         481,864

NEONATOLOGY CERTIFIED, INC.
CHILDREN'S HOSPITAL SERVICES, INC.

NOTES TO COMBINING FINANCIAL STATEMENTS



NOTE 10.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

                                                  1995                          1994
                                     ----------------------------------------------------------
                                       CARRYING         FAIR           Carrying         Fair
COMBINED                                AMOUNT          VALUE           Amount          Value
- -----------------------------------------------------------------------------------------------
Cash                                 $  238,952      $  238,952      $   82,341      $   82,341

Accounts and other receivables        2,011,510       2,011,510       1,814,826       1,814,826

Excess of outstanding checks over
  bank balances                              -               -          185,063         185,063

Note payable to bank                    332,000         332,000              -               -

Accounts payable                         43,356          43,356          55,714          55,714


It was not practical to estimate the fair value of termination benefits, which have a carrying value of $1,485,000 and $1,320,000 as of December 31, 1995 and 1994, respectively, because Neonatology Certified, Inc. is not able to estimate when such benefits will be paid.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders of Rosenbaum, Weitz
     and Ritter, M.D., P.A.:

We have audited the accompanying balance sheets of Rosenbaum, Weitz and Ritter, M.D., P.A. (a Florida corporation) as of September 30, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosenbaum, Weitz and Ritter, M.D., P.A. as of September 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP




Miami, Florida,
     May 6, 1996.

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                                 BALANCE SHEETS




                                                                       SEPTEMBER 30,
                                                                    -----------------
                                                                     1995      1994
                                                                    -------   -------


                         ASSETS

Current assets:
 Cash and cash equivalents ......................................  $ 92,518  $ 63,821
 Accounts receivable, net of allowances of $79,328 and $73,410 ..   290,772   251,712
 Prepaid expenses and other current assets ......................   126,954    99,753
                                                                   --------  --------
   Total current assets .........................................   510,244   415,286
Property and equipment, net .....................................   252,678   144,963
Other assets ....................................................     4,028       426
                                                                   --------  --------
   Total assets .................................................  $766,950  $560,675
                                                                   ========  ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


  Current liabilities:
   Accrued expenses .............................................  $210,368  $114,323
   Deferred tax liability .......................................     7,192       ---
   Current portion of long-term debt. ...........................    42,442    38,400
   Line of credit ...............................................   218,460       ---
                                                                   --------  --------
     Total current liabilities ..................................   478,462   152,723
  Long-term debt, net of current portion ........................    76,983   109,062
  Commitments and contingencies (Notes 7 and 9) .................       ---       ---
  Stockholders' equity:
   Common stock, $1.00 par value; 1,000 shares authorized,
     issued and outstanding .....................................     1,000     1,000
   Subscription receivable ......................................      (400)     (400)
   Retained earnings ............................................   210,905   298,290
                                                                   --------  --------
     Total stockholders' equity .................................   211,505   298,890
                                                                   --------  --------
     Total liabilities and stockholders' equity .................  $766,950  $560,675
                                                                   ========  ========







                            See accompanying notes.

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                            STATEMENTS OF OPERATIONS



                                                                    YEAR ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                 1995        1994
                                                              ----------  ----------

Net patient revenue ........................................  $2,554,508  $2,765,870
Operating expenses:
 Salaries and benefits .....................................   1,497,089   1,391,726
 Direct facility expenses ..................................   1,161,685   1,004,591
 Physician stockholders' payroll in excess of base salary ..         ---     306,624
 Provision for bad debts ...................................       5,918      73,410
                                                              ----------  ----------
   Operating expenses ......................................   2,664,692   2,776,351
                                                              ----------  ----------
   Operating loss ..........................................    (110,184)    (10,481)
Interest expense ...........................................      13,290      10,175
                                                              ----------  ----------
 Loss before income taxes ..................................    (123,474)    (20,656)
Income tax benefit .........................................     (36,089)        ---
                                                              ----------  ----------

 Net loss ..................................................  $  (87,385) $  (20,656)
                                                              ==========  ==========



                            See accompanying notes.

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                   COMMON STOCK
                                  --------------  SUBSCRIPTION  RETAINED
                                  SHARES  AMOUNT   RECEIVABLE   EARNINGS   TOTAL
                                  ------  ------  ------------  --------  --------
Balance at September 30, 1993 ..   1,000  $1,000  $       (400) $318,946  $319,546
Net loss .......................     ---     ---           ---   (20,656)  (20,656)
                                  ------  ------  ------------  --------  --------
Balance at September 30, 1994 ..   1,000   1,000          (400)  298,290   298,890
Net loss .......................     ---     ---           ---   (87,385)  (87,385)
                                  ------  ------  ------------  --------  --------
Balance at September 30, 1995 ..   1,000  $1,000  $       (400) $210,905  $211,505
                                  ======  ======  ============  ========  ========




                            See accompanying notes.

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                            STATEMENTS OF CASH FLOWS


                                                                                YEAR ENDED
                                                                               SEPTEMBER 30,
                                                                           --------------------
                                                                             1995       1994
                                                                           ---------  ---------

Cash flows from operating activities:
  Net loss ..............................................................  $ (87,385) $ (20,656)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization .......................................     64,725     75,703
    Provision for bad debts .............................................      5,918     73,410
    Deferred tax benefit ................................................     54,192        ---
Changes in assets and liabilities:
    Decrease (increase) in accounts receivable ..........................    (44,978)   (97,675)
    Decrease (increase) in prepaid expenses and other current assets ....    (74,201)   (24,687)
    Decrease (increase) in other assets .................................     (3,602)    32,126
    Increase in accrued expenses ........................................     96,045     15,848
                                                                           ---------  ---------
    Net cash provided by operating activities ...........................     10,714     54,069
Cash flows from investing activities:
  Capital expenditures ..................................................   (172,440)   (24,340)
Cash flows from financing activities:
  Debt repayments .......................................................    (43,140)   (33,754)
  Proceeds from line of credit ..........................................    218,460        ---
  Borrowings on debt ....................................................     15,103     11,413
  Payments on officer loans .............................................        ---    (67,934)
                                                                           ---------  ---------
    Net cash provided by (used in) financing activities .................    190,423    (90,275)
                                                                           ---------  ---------
    Net increase (decrease) in cash and cash equivalents ................     28,697    (60,546)
Cash and cash equivalents, beginning of year ............................     63,821    124,367
                                                                           ---------  ---------
Cash and cash equivalents, end of year ..................................  $  92,518  $  63,821
                                                                           =========  =========

Cash paid for interest, including $7,576 and $9,513 to related parties ..  $  13,290  $  12,059
                                                                           =========  =========







                            See accompanying notes.

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                         NOTES TO FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Business

     Rosenbaum, Weitz and Ritter, M.D., P.A. (the "Company") is a professional services corporation, which was originally incorporated in 1981 as Rosenbaum and Weitz, M.D., P.A. In January 1994, the Company changed its name to Rosenbaum, Weitz and Ritter, M.D., P.A. and is owned equally by three individuals. The Company is an arthritis and rheumatology medical center in Miami, Florida.

     (b)  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of less than three months from the date of purchase to be cash equivalents.

     (c)  Property and Equipment

     Property and equipment is stated at cost less accumulated depreciation and amortization. Property and equipment is depreciated using accelerated methods over the estimated useful lives of the assets ranging from five to ten years.

     (d)  Accounts Receivable and Revenues

     Accounts receivable are primarily amounts due under fee-for-service contracts with third-party payors such as insurance companies and government-sponsored health care programs. These receivables are presented net of an estimated allowance for contractual adjustments and uncollectible receivables. Contractual adjustments result from the difference between the rates billed by the Company and reimbursement amounts received from third-party payors.

     (e)  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at statutory tax rates applicable to the years in which the differences are expected to affect taxable income.

     (f)  Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, prepaid expenses and other current assets, and accrued expenses are reflected in the accompanying financial statements at cost which approximates fair value.

     (g)  Charity Care

     The Company has a policy of providing charity care to patients who are unable to pay. Such patients are identified based on financial information obtained from the patient and subsequent analysis. Since management does not expect payment for charity care, the estimated charges related to such patients are excluded from net patient revenue.

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     (h)  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (i)  Healthcare Legislation

     National healthcare-related legislation has been, and is expected to continue to be, introduced in the U.S. Congress and the State of Florida Legislature. Such legislation may address, among other things, benefits provided, insurance coverage and provider reimbursement. It is possible that such legislation could result in the largest reductions in Medicare and Medicaid spending over the next several years that have ever been experienced.

     At this time, it is not possible to determine the impact on the Company of any national or state healthcare-related legislation that might be enacted. However, any spending reductions in healthcare coverage or services would likely have an adverse impact on the Company's operating results and cash flows. Should such spending reductions be imposed, management believes it can make changes to the Company's cost structure to reduce the adverse impact. However, there is no assurance that such changes will be sufficient.

(2) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:


                                                     SEPTEMBER 30,  SEPTEMBER 30,
                                                         1995           1994
                                                     -------------  -------------
Furniture, fixtures and equipment .................  $     299,462  $     265,481
Medical equipment .................................        438,895        391,521
Automobile ........................................         59,717         59,717
Leasehold improvements ............................        176,317        110,292
Computer equipment ................................         79,754         54,694
                                                     -------------  -------------
                                                         1,054,145        881,705
Less - Accumulated depreciation and amortization ..       (801,467)      (736,742)
                                                     -------------  -------------
 Property and equipment, net ......................  $     252,678  $     144,963
                                                     =============  =============


(3)  LINE OF CREDIT

     The Company has a $400,000 line of credit with a bank which bears interest at prime plus 1.0% (9.75% at September 30, 1995) and is renewable annually.

                     ROSENBAUM, WEITZ AND RITTER M.D., P.A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4) LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                          SEPTEMBER 30,  SEPTEMBER 30,
                                                                              1995           1994
                                                                          -------------  ------------
Note payable to bank, bearing interest at 7.5%, payable in
  monthly installments of $356 through December 1996......................  $  4,731       $  8,488
Note payable to a related party, bearing interest at 8%,
  payable in monthly installments of $2,737 through July 1998.............    80,845        106,116
Note payable to bank, bearing interest at 7.7%, payable in
  monthly installments of $784 through December 1998......................    24,362         31,858
Note payable to bank, bearing interest at 8.5%, payable
  in monthly installments of $687 through October 1996 ...................     8,487            ---
Other.....................................................................     1,000          1,000
                                                                            --------       --------
                                                                             119,425        147,462
Less - Current portion                                                       (42,442)       (38,400)
                                                                            --------       --------
                                                                            $ 76,983       $109,062
                                                                            ========       ========

Annual maturities of long-term debt as of September 30, 1995 are as follows:

1996 ................................................................................      $ 42,442
1997 ................................................................................        40,971
1998 ................................................................................        33,483
1999 ................................................................................         2,529
                                                                                           --------
                                                                                           $119,425
                                                                                           ========



(5) ACCRUED EXPENSES

     Accrued expenses consists of the following:


                                     SEPTEMBER 30,  SEPTEMBER 30,
                                         1995           1994
                                     -------------  -------------

Insurance .........................  $         ---  $       4,633
Computer supplies .................            ---          5,256
Lab and medical supplies ..........          6,282         24,434
Licenses and taxes ................         26,058            ---
Meetings and seminars. ............         12,888            ---
Self-insurance accruals (Note 7) ..         80,000         80,000
Accrued sales tax .................         85,140            ---
                                     -------------  -------------
                                     $     210,368  $     114,323
                                     =============  =============

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(6) INCOME TAXES

     The benefit for income taxes consists of the following:


                                                       YEAR ENDED
                                                      SEPTEMBER 30,
                                                -------------------------
                                                    1995          1994
                                                ------------   ----------
Current.......................................    $ (90,281)    $    ---
Deferred......................................       54,192          ---
                                                  ---------     --------
                                                  $ (36,089)    $    ---
                                                  =========     ========

Federal.......................................    $ (30,943)    $    ---
State.........................................       (5,146)         ---
                                                  ---------     --------
                                                  $ (36,089)    $    ---
                                                  =========     ========

A reconciliation of the tax provision at the statutory rate of 35% to the effective tax rate is as follows:


                                                       YEAR ENDED
                                                      SEPTEMBER 30,
                                                  ----------------------
                                                     1995        1994
                                                  ----------   ---------
Tax benefit at the statutory rate .............   $ (43,215)    $    ---
State income taxes.............................      (3,345)         ---
Nondeductible portion of meals and
  entertainment expenses ......................      10,471          ---
                                                  ---------     --------
                                                  $ (36,089)    $    ---
                                                  =========     ========

At September 30, 1995, deferred income taxes consists of the following:

                                                       SEPTEMBER 30,
                                                  ------------------------
                                                    1995           1994
                                                  ---------     ----------

Book/tax differences in recording accounts
  receivable ..................................   $ (89,452)    $    ---
Book/tax differences in recording accrued
  expenses ....................................      73,629          ---
Net operating loss carryforward ...............       8,631          ---
                                                  ---------     --------
                                                  $  (7,192)    $    ---
                                                  =========     ========


(7) COMMITMENTS AND CONTINGENCIES

     (a)  Insurance

     The Company maintains insurance coverage for its professional malpractice claims. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year.

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     Due to the nature of its business, the Company from time to time becomes involved as a defendant in medical malpractice lawsuits and is subject to the attendant risk of substantial damage awards. The Company maintains professional and general liability insurance on a claims made basis in amounts deemed appropriate by management, based upon historical claims and the nature and risks of its business. There can be no assurance, however, that an existing or future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims or that such coverage will continue to be available or available with sufficient limits and at a reasonable cost to adequately and economically insure the Company's operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.

     The liability for estimated malpractice claims (see Note 5) includes estimates of the ultimate costs for both reported claims and claims incurred but not reported.

     (b)  Employment Agreements

     The Company has employment contracts with certain physicians. Future annual minimum payments under employment agreements are as follows:

     1996 ....................................................  $  997,750
     1997 ....................................................   1,014,000
     1998 ....................................................     994,003
                                                                ----------
                                                                $3,005,753
                                                                ==========


     Subsequent to yearend, the Company entered into an employment agreement with an associate physician, the term of which is three years beginning December 1995. The agreement provides for minimum salary levels, adjusted annually, and incentive bonuses which are payable if specified goals are attained. The aggregate salary commitment, excluding bonuses, at September 30, 1995 was approximately $405,000.

     (c)  Lease Commitments

     The Company leases medical office facilities under a noncancelable operating lease from a related party. Rental expense was $163,800 and $175,585 during the years ended September 30, 1995 and 1994.

     Future annual minimum payments under operating leases are as follows:


     1996 ....................................................  $   62,254
     1997 ....................................................      57,740
     1998 ....................................................      48,564
     1999 ....................................................      48,564
     2000 ....................................................      48,564
                                                                ----------
                                                                $  265,686
                                                                ==========


(8)  PROFIT SHARING PLAN

     The Company has a Profit Sharing Plan (the "Plan"). The Plan is a defined contribution plan covering substantially all employees who meet certain age and service requirements. Under the Plan, the Company makes profit sharing contributions at its discretion. The Company made contributions of $24,000 and $27,100 for the years ended September 30, 1995 and 1994. Plan expenses were $3,936 and $4,166 for the years ended September 30, 1995 and 1994.

                    ROSENBAUM, WEITZ AND RITTER, M.D., P.A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(9)  SUBSEQUENT EVENTS

     In February 1996, the stockholders of the Company exchanged all outstanding stock of the Company for approximately $3.2 million in cash pursuant to a stock purchase agreement with Sheridan Healthcorp, Inc. ("Sheridan"). In addition, the stockholders of the Company entered into employment agreements with Sheridan and one of its affiliates, with initial terms of five years beginning February 9, 1996, and certain renewal terms. The agreements provide for minimum salary levels and incentive compensation which is payable if specified goals are attained.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Norman B. Gaylis M.D., P.A.:

We have audited the accompanying balance sheets of Norman B. Gaylis M.D., P.A. (a Florida corporation) as of December 31, 1995 and 1994, and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norman B. Gaylis M.D., P.A. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP



Miami, Florida,
     May 2, 1996.

                          NORMAN B. GAYLIS M.D., P.A.
                                 BALANCE SHEETS


                                                               DECEMBER 31,
                                                            ------------------
                                                              1995      1994
                                                            --------  --------
                              ASSETS
Current assets:
 Cash and cash equivalents ...............................  $  3,322  $    ---
 Accounts receivable, net of allowances of $207,697
   and $97,188 ...........................................   139,305   151,857
 Other current assets ....................................       ---    10,000
                                                            --------  --------
   Total current assets ..................................   142,627   161,857
Property and equipment, net ..............................   115,861   147,747
Other assets .............................................    11,281    12,792
                                                            --------  --------
   Total assets ..........................................  $269,769  $322,396
                                                            ========  ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
 Accounts payable and accrued expenses ...................  $189,499  $135,078
 Deferred income taxes ...................................    11,938    44,126
 Line of credit ..........................................    40,000    35,000
 Current portion of capital lease obligations ............    18,473    28,894
                                                            --------  --------
   Total current liabilities .............................   259,910   243,098
Capital lease obligations ................................       ---    16,403
Commitments and contingencies  (Notes 7 and 9)
Stockholder's equity:
 Common stock, $1.00 par value, 1,000 shares authorized,
   issued and outstanding ................................     1,000     1,000
 Subscription receivable .................................      (500)     (500)
 Retained earnings .......................................     9,359    62,395
                                                            --------  --------
   Total stockholder's equity ............................     9,859    62,895
                                                            --------  --------
   Total liabilities and stockholder's equity ............  $269,769  $322,396
                                                            ========  ========



                             See accompanying notes.

                          NORMAN B. GAYLIS M.D., P.A.
                            STATEMENTS OF OPERATIONS



                                            YEAR ENDED
                                           DECEMBER 31,
                                      ----------------------
                                         1995        1994
                                      ----------  ----------

Net patient revenue ................  $1,864,717  $1,666,154
Operating expenses:
  Salaries and benefits ............   1,094,860   1,001,777
  Direct facility expenses .........     828,487     624,567
                                      ----------  ----------
   Operating expenses ..............   1,923,347   1,626,344
                                      ----------  ----------
   Operating income (loss) .........     (58,630)     39,810
Interest expense ...................      10,584      10,679
                                      ----------  ----------
  Income (loss) before income taxes.     (69,214)     29,131
Income tax expense (benefit) .......     (16,178)     14,700
                                      ----------  ----------
  Net income (loss) ................  $  (53,036) $   14,431
                                      ==========  ==========




                            See accompanying notes.

                          NORMAN B. GAYLIS M.D., P.A.
                       STATEMENTS OF STOCKHOLDER'S EQUITY



                                  COMMON STOCK
                                 --------------  SUBSCRIPTION  RETAINED
                                 SHARES  AMOUNT   RECEIVABLE   EARNINGS   TOTAL
                                 ------  ------  ------------  --------  --------
Balance at December 31, 1993 ..   1,000  $1,000  $       (500) $ 47,964  $ 48,464
Net income ....................     ---     ---           ---    14,431    14,431
                                 ------  ------  ------------  --------  --------
Balance at December 31, 1994 ..   1,000   1,000          (500)   62,395    62,895
Net loss ......................     ---     ---           ---   (53,036)  (53,036)
                                 ------  ------  ------------  --------  --------
Balance at December 31, 1995 ..   1,000  $1,000  $       (500) $  9,359  $  9,859
                                 ======  ======  ============  ========  ========





                           See accompanying notes.

                           NORMAN B. GAYLIS M.D., P.A.
                            STATEMENTS OF CASH FLOWS



                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                            --------------------
                                                              1995       1994
                                                            ---------  ---------
Cash flows from operating activities:
 Net income (loss) .......................................  $ (53,036) $  14,431
 Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Depreciation and amortization .........................     37,703     39,419
   Provision for bad debts ...............................    110,509     97,188
   Deferred income tax benefit ...........................    (32,188)   (10,000)
 Changes in assets and liabilities:
   Decrease (increase) in accounts receivable ............    (97,957)  (146,857)
   Decrease (increase) in other current assets ...........     10,000    (10,000)
   Decrease (increase) in other assets ...................      1,511     (6,421)
   Increase in accounts payable and accrued expenses .....     54,421     61,279
                                                            ---------  ---------
   Net cash provided by operating activities .............     30,963     39,039
Cash flows from investing activities:
 Capital expenditures ....................................     (5,817)   (35,498)
Cash flows from financing activities:
 Net borrowings under line of credit .....................      5,000     10,000
 Payments on capital lease obligations ...................    (26,824)   (26,717)
                                                            ---------  ---------
   Net cash used in financing activities .................    (21,824)   (16,717)
                                                            ---------  ---------
   Net increase (decrease) in cash and cash equivalents ..      3,322    (13,176)
Cash and cash equivalents, beginning of period ...........        ---     13,176
                                                            ---------  ---------
Cash and cash equivalents, end of period .................  $   3,322  $     ---
                                                            =========  =========

Cash paid for interest ...................................  $  10,584  $  10,679
                                                            =========  =========


                            See accompanying notes.

                          NORMAN B. GAYLIS M.D., P.A.
                         NOTES TO FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Business

     Norman B. Gaylis M.D., P.A. (the "Company") is a professional services corporation incorporated in 1991 in Florida. The Company provides specialty services for arthritis and rheumatic diseases.

     (b)  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of less than three months from the date of purchase to be cash equivalents.

     (c)  Property and Equipment

     Property and equipment is stated at cost less accumulated depreciation and amortization. Property and equipment is depreciated using accelerated methods over the estimated useful lives of the assets ranging from five to ten years.

     (d)  Accounts Receivable and Revenues

     Accounts receivable are primarily amounts due under fee-for-service contracts with third-party payors such as insurance companies and government-sponsored health care programs. These receivables are presented net of an estimated allowance for contractual adjustments and uncollectible receivables. Contractual adjustments result from the difference between the rates billed by the Company and reimbursement amounts received from third-party payors.

     (e)  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

     (f)  Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, other current assets, and accounts payable and accrued expenses are reflected in the accompanying financial statements at cost which approximates fair value.

     (g)  Charity Care

     The Company has a policy of providing charity care to patients who are unable to pay. Such patients are identified based on financial information obtained from the patient and subsequent analysis. Since management does not expect payment for charity care, the estimated charges related to such patients are excluded from net patient revenue.

                          NORMAN B. GAYLIS M.D., P.A.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     (h)  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (i)  Healthcare Legislation

     National healthcare-related legislation has been, and is expected to continue to be, introduced in the U.S. Congress and the State of Florida Legislature. Such legislation may address, among other things, benefits provided, insurance coverage and provider reimbursement. It is possible that such legislation could result in the largest reductions in Medicare and Medicaid spending over the next several years that have ever been experienced.

     At this time, it is not possible to determine the impact on the Company of any national or state healthcare-related legislation that might be enacted. However, any spending reductions in healthcare coverage or services would likely have an adverse impact on the Company's operating results and cash flows. Should such spending reductions be imposed, management believes it can make changes to the Company's cost structure to reduce the adverse impact. However, there is no assurance that such changes will be sufficient.

(2) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:


                                          USEFUL     DECEMBER 31,  DECEMBER 31,
                                          LIVES          1995          1994
                                       ------------  ------------  ------------

 Furniture, fixtures and equipment ..  5 - 10 years  $    205,584  $    201,299
 Leasehold improvements .............       5 years        10,369         8,837
                                                     ------------  ------------
                                                          215,953       210,136
 Less - Accumulated depreciation
   and amortization .................                    (100,092)      (62,389)
                                                     ------------  ------------
 Property and equipment, net                         $    115,861  $    147,747
                                                     ============  ============


     At December 31, 1995, the net book value of property and equipment related to capital lease obligations was $29,226.

                          NORMAN B. GAYLIS M.D., P.A.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(3)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:


                                               DECEMBER 31,  DECEMBER 31,
                                                   1995          1994
                                               ------------  ------------
       Accounts payable .....................  $     92,483  $     33,837
       Income taxes payable .................        15,628         9,572
       Accrued payroll and payroll taxes ....        29,806         8,228
       Accrued profit sharing ...............           ---        39,001
       Accrued insurance premiums (Note 7) ..        26,322        16,660
       Deferred rent ........................        25,260        27,780
                                               ------------  ------------
        Total ...............................  $    189,499  $    135,078
                                               ============  ============


(4)  CAPITAL LEASE OBLIGATIONS

     Capital lease obligations for purchases of medical equipment mature as follows:


     1996 ......................................................  $19,298
     Less amount representing interest .........................     (825)
                                                                  -------
                                                                  $18,473
                                                                  =======


(5)  LINE OF CREDIT

     The Company has a $400,000 line of credit with a bank which bears interest at prime plus 1.0% (9.5% at December 31, 1995) and is renewable annually. On January 2, 1996, the Company borrowed $80,000 under the line of credit to finance current operations.

(6)  INCOME TAXES

     The provision (benefit) for income taxes consists of the following:


                                              YEAR ENDED
                                             DECEMBER 31,
                                          -------------------
                                            1995       1994
                                          ---------  --------

     Current ...........................  $  16,010  $ 24,700
     Deferred ..........................    (32,188)  (10,000)
                                          ---------  --------
                                          $ (16,178) $ 14,700
                                          =========  ========

     Federal ...........................  $ (13,870) $ 14,200
     State .............................     (2,308)      500
                                          ---------  --------
                                          $ (16,178) $ 14,700
                                          =========  ========

                          NORMAN B. GAYLIS M.D., P.A.
                  NOTES TO FINANCIAL STATEMENTS    (CONTINUED)


     A reconciliation of the tax provision (benefit) at the statutory rate of 35% to the effective tax rate is as follows:


                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                             ------------------------
                                                               1995            1994
                                                             ---------       --------

     Tax (benefit) provision at the statutory rate           $ (24,225)      $  9,900
     State income taxes                                         (1,500)           300
     Nondeductible portion of entertainment expenditures         8,933          1,900
     Officer's life insurance premiums                             614          2,600
                                                             ---------       --------
                                                             $ (16,178)      $ 14,700
                                                             =========       ========

     At December 31, 1995, deferred income taxes consisted of the following:

     Book/tax differences in recording accounts receivable ...................... $(48,757)
     Book/tax differences in recording property and equipment ...................  (18,294)
     Book/tax differences in recording accounts payable and accrued expenses ....   55,113
                                                                                  --------
                                                                                  $(11,938)
                                                                                  ========



(7) COMMITMENTS AND CONTINGENCIES

     (a)  Insurance

     The Company maintains insurance coverage for its professional malpractice claims. Such insurance provides for coverage to the extent individual claims do not exceed $500,000 per incident and $1,500,000 in the aggregate per year.

     Due to the nature of its business, the Company from time to time becomes involved as a defendant in medical malpractice lawsuits and is subject to the attendant risk of substantial damage awards. The Company maintains professional and general liability insurance on a claims made basis in amounts deemed appropriate by management, based upon historical claims and the nature and risks of its business. There can be no assurance, however, that an existing or future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims or that such coverage will continue to be available or available with sufficient limits and at a reasonable cost to adequately and economically insure the Company's operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.

                         NORMAN B. GAYLIS M.D., P.A.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     (b)  Lease Commitments

     The Company leases medical office facilities and medical equipment under various noncancelable operating leases. Rental expense under all operating leases was $120,333 and $77,865 during the years ended December 31, 1995 and 1994. Future annual minimum payments under operating leases are as follows:


     1996 ......................................................  $116,156
     1997 ......................................................   104,250
     1998 ......................................................    97,715
     1999 ......................................................    92,726
     2000 ......................................................    91,729
     Thereafter ................................................   191,102
                                                                  --------
       Total ...................................................  $693,678
                                                                  ========


     (c)  Employment Contract

     The Company has an employment agreement with an associate physician, the term of which is three years beginning August 1, 1995. The agreement provides for a minimum salary level, adjusted annually, and incentive bonuses which are payable if specified goals are attained. The aggregate salary commitment, excluding bonuses, at December 31, 1995, was approximately $459,000.

(8)  PROFIT SHARING PLAN

     The Company has a defined contribution plan covering substantially all employees who meet certain age and service requirements. Under the plan, the Company makes discretionary profit sharing contributions. The Company did not make a profit sharing contribution in 1995. The Company made a contribution of $38,515 during the year ended December 31, 1994.

(9)  SUBSEQUENT EVENTS

     In January 1996, the sole stockholder of the Company exchanged all outstanding stock of the Company for approximately $2.5 million pursuant to a stock purchase agreement with Sheridan Healthcorp, Inc. In addition, Sheridan Healthcorp, Inc. entered into an employment agreement with the sole stockholder of the Company, with an initial term of five years beginning January 5, 1996, and certain renewal terms. The agreement provides for a minimum salary level and incentive compensation which is payable if specified goals are attained.

                                INTRODUCTION TO
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

     The following unaudited pro forma consolidated balance sheet as of December 31, 1995 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 reflect adjustments to the Company's historical financial position and results of operations to give effect to the transactions discussed below as if such transactions had been consummated at December 31, 1995, in the case of the balance sheet, and at January 1, 1995, in the case of the statement of operations. The accompanying unaudited pro forma consolidated financial statements should be read in connection with the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

     The unaudited pro forma consolidated financial statements have been prepared by the Company based, in part, on the audited financial statements of certain of the businesses acquired as required under the Securities Exchange Act of 1934, which financial statements are included in this Form 8-K, and the unaudited financial statements of other businesses acquired, which financial statements are not included herein, adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in the Company's consolidated financial statements. These unaudited pro forma consolidated financial statements are not intended to be indicative of the results that would have occurred if the transactions had occurred on the dates indicated or which may be realized in the future.

ACQUISITIONS COMPLETED IN 1995

     On January 31, 1995, the general practice of Stanley D. Mitchel, M.D. ("Mitchel") was purchased by the Company for approximately $795,000 in cash and deferred payments plus a $600,000 note payable to the seller. As a result of the acquisition, goodwill of approximately $1.3 million was recorded which is being amortized over 20 years. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 includes the operating results of the practice from January 1, 1995 to January 31, 1995, the period prior to the acquisition of the practice by the Company.

     On June 5, 1995, the Company acquired substantially all of the assets of certain primary care practices ("Toyos") from CAC-United Health Care Plans of Florida, Inc. ("CAC") for $3.0 million in cash. In a related transaction, Dr. Valerio Toyos, one of the principal physicians operating such practices, assigned to the Company all of his rights under a panel services agreement with CAC in exchange for $400,000 in cash plus deferred payments of approximately $935,000 in cash and approximately 35,000 shares of the Company's common stock. As a result of the acquisition and the assignment of the panel services agreement, goodwill of approximately $4.4 million was recorded which is being amortized over 20 years. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 includes the operating results of the practices and the panel services agreement from January 1, 1995 to June 4, 1995, the period prior to the acquisition of the practices by the Company.

     In addition to the two acquisitions described above, the Company acquired two obstetrical practices and one additional primary care practice during 1995 for aggregate consideration of approximately $1.7 million in cash and deferred payments. These acquisitions, which all occurred early in 1995, are not reflected in the unaudited pro forma consolidated statement of operations as they would not have a material impact on the Company's pro forma consolidated results of operations.

ACQUISITIONS COMPLETED IN 1996

     On January 5, 1996, the Company acquired all of the outstanding stock of Norman B. Gaylis M.D., P.A. ("Gaylis"), which owns and operates a rheumatology practice, for approximately $2.5 million in cash. As a result of the acquisition, goodwill of approximately $2.4 million was recorded, which is being amortized over 20 years. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 includes the operating results of Gaylis for the year ended December 31, 1995. See the audited financial statements of Gaylis as of December 31, 1995, and for the year then ended, included elsewhere in this Form 8-K.

     On February 8, 1996, the Company acquired all of the outstanding stock of Rosenbaum, Weitz and Ritter, M.D., P.A. ("Rosenbaum"), which owns and operates a rheumatology practice, for approximately $3.2 million in cash. As a result of the acquisition, goodwill of approximately $2.7 million was recorded, which is being amortized over 20 years. The unaudited pro forma consolidated balance sheet as of December 31, 1995 includes the balance sheet of Rosenbaum as of September 30, 1995, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 includes the operating results of Rosenbaum for the year ended September 30, 1995, because the fiscal year of Rosenbaum ended on September 30 prior to its acquisition by the Company. See the audited financial statements of Rosenbaum as of September 30, 1995, and for the year then ended, included elsewhere in this Form 8-K.

     On March 14, 1996, the Company acquired all of the outstanding stock of Neonatology, Certified, Inc., and an affiliate, Children's Hospital Services, Inc. (together, "NCI/CHS") for an aggregate of approximately $4.2 million in cash and approximately 658,000 shares of the Company's common stock. As a result of these acquisitions, goodwill of approximately $9.7 million was recorded, which is being amortized over 33 years. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 includes the operating results of NCI/CHS for the year ended December 31, 1995. See the audited combined financial statements of NCI/CHS as of December 31, 1995, and for the year then ended, included elsewhere in this Form 8-K.

     In addition to the three acquisitions described above, the Company acquired a primary care practice with one physician in February 1996. This acquisition is not reflected in the unaudited pro forma consolidated financial statements, as it would not have a material impact on the Company's pro forma financial position or results of operations.

                           SHERIDAN HEALTHCARE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                                           Acquisition
                                      Actual   Gaylis  Rosenbaum  NCI/CHS  Adjustments  Pro Forma
                                      -------  ------  ---------  -------  -----------  ---------
                ASSETS
Current assets:
 Cash and cash equivalents .....      $   ---   $  4     $ 92      $  239   $   ---      $   335
 Accounts receivable, net ......       11,040    139      291       1,966       ---       13,436
 Income tax refund receivable ..          760    ---      ---         ---       ---          760
 Other current assets ..........        1,029    ---      127         118       ---        1,274
                                      -------   ----     ----      ------   -------      -------
   Total current assets ........       12,829    143      510       2,323       ---       15,805
Property and equipment, net ....        3,767    116      253          84       ---        4,220
Goodwill, net ..................       45,417    ---      ---         ---    15,401(1)    60,818
Intangible assets, net .........        2,360     11        4         ---       ---        2,375
                                      -------   ----     ----      ------   -------      -------
   Total assets ................      $64,373   $270     $767      $2,407   $15,401      $83,218
                                      =======   ====     ====      ======   =======      =======



     LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
 Accounts payable ................... $   357   $119     $ 45      $   44   $   ---      $   565
 Amounts due for acquisitions .......     559    ---      ---         ---       ---          559
 Accrued salaries and benefits ......   2,236     30      ---         591       ---        2,857
 Self-insurance accruals ............   1,615    ---       80          52       ---        1,747
 Income taxes payable ...............     ---     28        7         ---       ---           35
 Refunds payable ....................     910    ---      ---         471       ---        1,381
 Other accrued expenses .............   1,883     25       85          95       ---        2,088
 Current portion of long-term debt ..     970     58      261         332       ---        1,621
                                      -------   ----      ---      ------   -------      -------
   Total current liabilities ........   8,530    260      478       1,585       ---       10,853
Long-term debt ......................  11,365    ---       77         ---     9,920 (2)   21,362
Amounts due for acquisitions ........   1,809    ---      ---       1,485      (385)(3)    2,909
Stockholders' equity:
 Convertible preferred stock ........     ---    ---      ---         ---       ---          ---
 Common stock:
   Voting ...........................      58      1        1           2         7 (4)       65
                                                                                 (4)(5)
     Class A non-voting .............       3    ---      ---         ---       ---            3
    Additional paid-in capital ......  55,720    ---      ---         132     5,418 (4)   61,138
                                                                               (132)(5)
Subscriptions receivable                  ---    ---      ---        (109)      109 (5)      ---
Excess purchase price distributed
 to management stockholders .........  (7,541)   ---      ---         ---       ---       (7,541)
Retained earnings (deficit) .........  (5,571)     9      211        (688)      468 (5)   (5,571)
                                      -------   ----     ----      ------   -------      -------
 Total stockholders' equity .........  42,669     10      212        (663)    5,866       48,094
                                      -------   ----     ----      ------   -------      -------
 Total liabilities and
   stockholders' equity ............. $64,373   $270     $767      $2,407   $15,401      $83,218
                                      =======   ====     ====      ======   =======      =======

                            See accompanying notes.

                           SHERIDAN HEALTHCARE, INC.
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995


The acquisition adjustments reflected on the unaudited pro forma consolidated balance sheet are as follows:

(1) Represents the goodwill that would have been recorded if the acquisitions completed in 1996 had occurred on December 31, 1995, as follows (in thousands):


                                          Purchase    Net Assets
                                           Price       Acquired   Goodwill
                                          --------    ----------  --------
         Gaylis .......................... $ 2,536    $   10      $ 2,526
         Rosenbaum .......................   3,184       212        2,972
         NCI/CHS .........................   9,625      (278)       9,903
                                           -------    ------      -------
         Total ..........................  $15,345    $  (56)     $15,401
                                           =======    ======      =======


(2) Represents long-term debt incurred to finance the cash portion of the purchase price of the acquisitions completed in 1996 as follows (in thousands):


         Gaylis ..........................  $2,536
         Rosenbaum .......................   3,184
         NCI/CHS .........................   4,200
                                            ------
         Total ...........................  $9,920
                                            ======


(3) Represents a reduction in accrued termination benefits of NCI/CHS from $1,485,000 to $1,100,000, which was a condition to consummation of the transaction.

(4) Represents the market value, as of March 14, 1996, of approximately 658,000 shares of the Company's common stock issued in connection with the acquisition of NCI/CHS.

(5) Represents the elimination of the equity accounts of the acquired entities.

                           SHERIDAN HEALTHCARE, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                        Acquisition
                                  Actual   Mitchel  Toyos   Gaylis  Rosenbaum  NCI/CHS  Adjustments  Pro Forma
                                  -------  -------  ------  ------  ---------  -------  -----------  ---------
Net revenue ................      $64,665     $163  $1,944  $1,865    $2,555   $ 9,829     $  300 (1)   $81,321
Operating expenses:
 Direct facility expenses ..       47,477      132   1,662   1,885     2,600    10,399        200 (2)    61,969
                                                                                           (2,022)(3)
                                                                                             (365)(4)
  Provision for bad debts .....     2,324      ---     ---     ---       ---       ---        ---         2,324
  Salaries and benefits .......     5,398      ---     ---     ---       ---       ---        ---         5,398
  General and administrative ..     3,976      ---     ---     ---       ---       ---        ---         3,976
  Amortization ................     2,630      ---     ---     ---       ---       ---        672 (5)     3,302
  Depreciation ................       559      ---     ---      38        65        43        ---           705
                                  -------     ----  ------  ------    ------   -------     ------       -------
    Total operating expenses ..    62,364      132   1,662   1,923     2,665    10,442     (1,515)       77,673
                                  -------     ----  ------  ------    ------   -------     ------       -------
Operating income (loss) .......     2,301       31     282     (58)     (110)     (613)     1,815         3,648
Interest expense, net .........     4,254      ---     ---      11        13         5        997 (6)     5,280
                                  -------     ----  ------  ------    ------   -------     ------        -------
Income (loss) before income
  taxes and extraordinary item     (1,953)      31     282     (69)     (123)     (618)       818        (1,632)
Income tax expense (benefit) ..      (456)     ---     110     (16)      (36)      ---        (58)(7)      (456)
                                  -------     ----  ------  ------    ------   -------     ------       -------
Income (loss) before
  extraordinary item ..........    (1,497)      31     172     (53)      (87)     (618)       876        (1,176)
Extraordinary item ............    (2,184)     ---     ---     ---       ---       ---        ---        (2,184)
                                  -------     ----  ------  ------    ------   -------     ------       -------
Net income (loss) .............    (3,681)      31     172     (53)      (87)     (618)       876        (3,360)
Dividends on convertible
  preferred stock .............     1,363      ---     ---     ---       ---       ---        ---         1,363
                                  -------     ----  ------  ------    ------   -------     ------       -------
Net income (loss) attributable
  to common stockholders ......   $(5,044)    $ 31  $  172  $  (53)   $  (87)  $  (618)    $  876       $(4,723)
                                  =======     ====  ======  ======    ======   =======     ======       =======

Loss before extraordinary
  item per share ..............   $ (1.05)                                                              $  (.75)
Net loss per share ............     (1.86)                                                                (1.40)
Weighted average shares of
  common stock outstanding ....     2,713      ---     ---     ---       ---       ---        658 (8)     3,371


                            See accompanying notes.

                           SHERIDAN HEALTHCARE, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995



The acquisition adjustments reflected on the unaudited pro forma consolidated statement of operations are as follows:

(1) Represents an increase in revenue from the panel services agreement related to Toyos. This increase in revenue was effective at the date of acquisition and was a condition to consummation of the transaction.

(2) Represents the estimated cost of delivering the additional services related to the increase in revenue from the panel services agreement related to Toyos, as described in Note (1).

(3) Represents the difference between physician compensation rates that are effective post-acquisition, pursuant to employment contracts entered into in connection with each acquisition, and actual physician compensation expense recorded by the acquired entities, as follows (in thousands):


                                  PER
                               EMPLOYMENT  ACTUAL   PRO FORMA
                               CONTRACTS   EXPENSE  ADJUSTMENT
                               ----------  -------  ----------

     Gaylis ................     $  250     $  619    $  (369)
     Rosenbaum .............        600        912       (312)
     NCI/CHS ...............      2,410      3,751     (1,341)
                                 ------     ------    -------
      Total.................     $3,260     $5,282    $(2,022)
                                 ======     ======    =======



(4) Represents the elimination of termination benefits expense for the former stockholder physicians of NCI/CHS, due to the discontinuation of this benefit after the acquisition of NCI/CHS by the Company.

(5) Represents amortization of the goodwill resulting from each acquisition, as follows (in thousands):


                                            AMOR-     AMOR-
                                           TIZATION  TIZATION
                                 GOODWILL   PERIOD   EXPENSE
                                 --------  --------  --------

     Mitchel ..................   $ 1,395  20 years    $  6
     Toyos ....................     4,408  20 years      92
     Gaylis ...................     2,505  20 years     125
     Rosenbaum ................     2,972  20 years     149
     NCI/CHS ..................     9,903  33 years     300
                                  -------              ----
      Total ...................   $21,183              $672
                                  =======              ====

                           SHERIDAN HEALTHCARE, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


(6) Represents interest expense on the funds borrowed for the acquisitions as follows (in thousands):


                                 AMOUNT    INTEREST   INTEREST
                                BORROWED     RATE     EXPENSE
                                --------  ----------  --------

    Mitchel ...................   $1,395  8.75 - 10%    $ 11
    Toyos .....................    3,996     5 -  9%      93
    Gaylis ....................    2,536          9%     228
    Rosenbaum .................    3,184          9%     287
    NCI/CHS ...................    4,200          9%     378
                                 -------                ----
     Total ....................  $15,311                $997
                                 =======                ====



(7) Represents the elimination of the income tax expense (benefit) of the acquired entities, due to the loss carryforward of the Company from 1995 for tax purposes.

(8) Represents shares of the Company's common stock issued in connection with the acquisition of NCI/CHS.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHERIDAN HEALTHCARE, INC.
                                  (Registrant)






Date:    May 24, 1996                   By: /s/ Mitchell Eisenberg
      -----------------------              -------------------------------------
                                           Mitchell Eisenberg, M.D.
                                           President and Chief Executive Officer